Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2025 (the “Report”) of Axonic Alternative Income Fund (the “Registrant”).

I, Clayton DeGiacinto, the President and Chief Executive Officer of the Registrant, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	January 9, 2026

By:	/s/ Clayton DeGiacinto
Clayton DeGiacinto (Principal Executive Officer)
President and Chief Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2025 (the “Report”) of the Axonic Alternative Income Fund (the “Registrant”).

I, Joseph Castellano, the Treasurer and Chief Financial Officer of the Registrant, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	January 9, 2026

By:	/s/ Joseph Castellano
Joseph Castellano (Principal Financial Officer)
Treasurer and Chief Financial Officer